UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934



       Date of Report (Date of Earliest Event Reported) - December 7, 2004


                             MTM TECHNOLOGIES, INC.
                             ----------------------
             (Exact name of registrant as specified in its charter)


         New York               0-22122                        13-3354896
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(State or other           (Commission File Number)           (IRS Employer
 jurisdiction                                              Identification No.)
 of Incorporation)

                  850 Canal Street, Stamford, Connecticut         06902
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                (Address of principal executive offices)       (zip code)


         Registrant's telephone number, including area code  -  203-975-3700
                                                                ------------

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          (Former Name or Former Address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01  REGULATION FD DISCLOSURE

     On December 8, 2004, the Registrant issued a press release (the "Press Release") announcing (1) completion of the Series A-3 Preferred Stock funding of $12.5 million, (2) entry into an agreement with Pequot Ventures, the private equity arm of Pequot Capital Management, Inc., and Constellation Ventures, a Bear Stearns Asset Management Venture Capital Fund for up to $40 million of additional Funding and (3) that Clifford Friedman, Senior Managing Director of Constellation Ventures will join the Registrant's Board of Directors and that Pequot Ventures will relinquish one of its seats on the Registrant's Board of Directors.

     A further Form 8-K will be filed more fully reporting the events described in the Press Release.

     The information in this Current Report of Form 8-K, including the exhibit listed below, is being furnished, not filed.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS.

(c)  Exhibits

     Exhibit 99.1 Press release of the Registrant dated December 8, 2004.


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


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       MTM TECHNOLOGIES, INC.
                                       ----------------------
                                       (Registrant)


                                       By: /s/ Francis J. Alfano
                                           ------------------------
                                           Francis J. Alfano
                                           Chief Executive Officer


December 8, 2004